Exhibit 99.1

Media and Investor Contact:

Jeff Horwitz

Investor Relations

312.292.5130

investorinfo@ryerson.com

Ryerson Reports Fourth Quarter and Full-Year 2016 Results

Increased Earnings with Market Share Gains and

Improved Capital Structure

2016 Highlights:

•	Reported net income attributable to Ryerson Holding Corporation of $18.7 million, or $0.54 per diluted share. Generated Adjusted EBITDA, excluding LIFO of $178 million, up 63 percent from $109 million in 2015.

•	Increased gross margin by 210 basis points and gross margin, excluding LIFO by 370 basis points.

•	Gained market share with shipments up 0.3 percent versus a 6.2 percent industry volume decline according to the Metals Service Center Institute (MSCI).

•	Improved capital structure with total debt reduced by $60 million, or 5.9 percent, and extended debt maturities to 2021.

CHICAGO – March 13, 2017 – Ryerson Holding Corporation (NYSE: RYI), a leading distributor and value-added processor of industrial metals, today reported results for the fourth quarter and full-year ended December 31, 2016.

Eddie Lehner, Ryerson’s President and Chief Executive Officer said, “I want to send a resounding thank you to our customers for giving us the opportunity to earn their business and support their growth. I also want to thank the Ryerson Team for a job well done in navigating through persistent demand contraction and selling price deflation through the first half of 2016. Our improved financial performance is the result of our passion for the customer experience, as we continue our company transformation as an intelligent network of service centers whose common core is built around speed, scale, value-add, culture, and analytics. During 2016 Ryerson increased market share, expanded gross margins, reduced costs, reduced interest expense, grew net income and EBITDA, improved working capital efficiency, reduced debt, and strengthened our capital structure, a list worthy of repeating on an annual basis.”

2016 Results

Revenues were $2.9 billion in 2016, down 9.7 percent from 2015, as average selling price per ton declined by 10.0 percent.

Gross margin increased to 20.0 percent in 2016, compared to 17.9 percent in 2015. Included in cost of materials sold was net LIFO income of $6.6 million in 2016 and $59.5 million in 2015. Gross margin, excluding LIFO increased to 19.7 percent in 2016, compared with 16.0 percent in 2015. A reconciliation of gross margin, excluding LIFO to gross margin is included below in this news release.

Warehousing, delivery, selling, general and administrative expense declined by $14.4 million, or 3.2 percent in 2016, compared to the year-ago period, reflecting continued expense management and operational efficiencies.

Net income attributable to Ryerson Holding Corporation improved to $18.7 million, or $0.54 per diluted share, in 2016, compared with a loss of $0.5 million, or $0.02 per diluted share, in 2015. Excluding restructuring and other charges, impairment charges on assets, and gains or losses on the retirement of debt, net income attributable to Ryerson Holding Corporation increased to $28.0 million, or $0.81 per diluted share, in 2016 compared to $16.1 million, or $0.50 per diluted share, in 2015. A reconciliation of net income attributable to Ryerson Holding Corporation and earnings per share, excluding restructuring and other charges, impairment charges on assets and gains or losses on retirement of debt is included below in this news release.

Adjusted EBITDA, excluding LIFO increased 63.3 percent to $178.0 million in 2016, compared to $109.0 million in 2015. Reconciliations of Adjusted EBITDA, excluding LIFO and net income attributable to Ryerson Holding Corporation are included below in this news release.

Balance Sheet Deleveraging and Working Capital Management

In 2016, Ryerson issued $650 million of Senior Secured Notes due 2022, issued common stock with net proceeds of $71.5 million used to further pay down debt, and amended its credit facility, thereby extending the maturity date to November 2021. “We’ve significantly improved our capital structure by reducing our debt by $279 million, or 22.4 percent, since 2014,” said Erich Schnaufer, Ryerson’s Chief Financial Officer.

In 2016, Ryerson’s inventory balance stood at 76 days of supply compared to 80 days in the year-ago period. “Our continued industry-leading working capital management provides financial flexibility and allows us to effectively adapt in volatile metal pricing environments,” continued Schnaufer.

Fourth Quarter 2016 Results

Revenues were $682.2 million for the fourth quarter of 2016, up 2.0 percent from the year-ago period. Tons shipped per day increased 1.4 percent with one fewer shipping day in the fourth quarter of 2016, and the average selling price per ton increased 2.2 percent from the fourth quarter of 2015.

Gross margin increased to 16.8 percent for the fourth quarter of 2016, compared to 15.2 percent for the year-ago period. Included in cost of materials sold was net LIFO expense of $13.8 million for the fourth quarter of 2016 and $10.8 million for the fourth quarter of 2015. Gross margin, excluding LIFO increased to 18.8 percent for the fourth quarter of 2016, compared with 16.8 percent for the year-ago period. A reconciliation of gross margin to gross margin, excluding LIFO is included below in this news release.

Warehousing, delivery, selling, general and administrative expense declined by $2.5 million, or 2.3 percent, for the fourth quarter of 2016 compared to the year-ago period, reflecting continued progress on expense management and operational efficiencies.

The net loss attributable to Ryerson Holding Corporation was $8.6 million, or $0.23 per diluted share, for the fourth quarter of 2016, compared to a net loss of $20.5 million, or $0.64 per diluted share, in the fourth quarter of 2015. Excluding restructuring and other charges, impairment charges on assets, and gains or losses on the retirement of debt, the net loss attributable to Ryerson Holding Corporation was $7.1 million, or $0.19 per diluted share, for the fourth quarter of 2016, compared to a loss of $12.9 million, or $0.40 per diluted share, in the fourth quarter of 2015.

Adjusted EBITDA, excluding LIFO was $36.0 million in the fourth quarter of 2016, compared to $14.2 million in the year-ago period. Reconciliations of Adjusted EBITDA, excluding LIFO and net income attributable to Ryerson Holding Corporation and earnings per share, excluding restructuring and other charges, impairment charges on assets, and gains or losses on retirement of debt to net income attributable to Ryerson Holding Corporation are included below in this news release.

2017 Acquisitions

In January 2017, Ryerson announced the acquisition of The Laserflex Corporation, a metal fabricator specializing in laser fabrication and welding services, with annual revenue of approximately $25 million. In addition, Ryerson announced a second acquisition in February 2017 of Guy Metals, Inc., a metal service center processing stainless and nickel alloy products, with annual revenue of approximately $35 million. “The acquisition of these competitively differentiated companies that offer industry-leading fabrication, polishing, and processing capabilities perfectly aligns with our transformational strategy. These organizations are well matched to our common core of speed, scale, value-add, culture, and analytics. We are excited to add their products and capabilities across our North American service center network,” said Lehner.

2017 Commentary

Ryerson intends to issue first quarter 2017 guidance in early April after LIFO and LCM reserve outcomes can be more accurately estimated given significant increases in industrial metals prices over the past four months. Qualitatively, demand has improved in oil & gas most notably while other end markets in aggregate are showing modest if unspectacular improvement. The better story thus far is supply side stabilization as policy lines have drawn a playing field in which prices are better supported as we move through the quarter.

Fourth Quarter 2016 Business Metrics

	Fourth Quarter 2016	Third Quarter 2016	Fourth Quarter 2015	Sequential Quarter Change	Year-Over-Year Change
Tons shipped (In thousands)	440	480	441	-8.3%	-0.2%
Average selling price/ton	$1,550	$1,531	$1,517	1.2%	2.2%
Average cost/ton	1,290	1,228	1,287	5.0%	0.2%
Average cost/ton, excluding LIFO	1,259	1,225	1,263	2.8%	-0.3%

Fourth Quarter 2016 Major Product Metrics

	Tons Shipped (Tons in thousands)					Average Selling Price per Ton Shipped
	Fourth Quarter 2016	Third Quarter 2016	Fourth Quarter 2015	Sequential Quarter Change	Year- Over- Year Change	Sequential Quarter Change	Year-Over- Year Change
Carbon steel	332	361	343	-8.0%	-3.2%	1.4%	3.3%
Aluminum	43	48	42	-10.4%	2.4%	-1.4%	-6.7%
Stainless steel	64	67	54	-4.5%	18.5%	0.6%	-4.0%

	Net Sales (Dollars in millions)
	Fourth Quarter 2016	Third Quarter 2016	Fourth Quarter 2015	Sequential Quarter Change	Year-Over- Year Change
Carbon steel	$346	$371	$346	-6.7%	—
Aluminum	151	171	158	-11.7%	-4.4%
Stainless steel	173	180	152	-3.9%	13.8%

Twelve Months Ended December 31 Business Metrics

	Twelve Months Ended December 31, 2016	Twelve Months Ended December 31, 2015	Year-Over-Year Change
Tons shipped (In thousands)	1,903	1,897	0.3%
Average selling price/ton	$1,503	$1,670	-10.0%
Average cost/ton	1,203	1,371	-12.3%
Average cost/ton, excluding LIFO	1,206	1,402	-14.0%

Twelve Months Ended December 31 Major Product Metrics

	Tons Shipped (Tons in thousands)			Average Selling Price per Ton Shipped
	Twelve Months Ended December 31, 2016	Twelve Months Ended December 31, 2015	Year- Over-Year Change	Year-Over-Year Change
Carbon steel	1,443	1,471	-1.9%	-9.9%
Aluminum	189	190	-0.5%	-10.3%
Stainless steel	262	228	14.9%	-16.8%

	Sales (Dollars in millions)
	Twelve Months Ended December 31, 2016	Twelve Months Ended December 31, 2015	Year-Over-Year Change
Carbon steel	$1,432	$1,621	-11.7%
Aluminum	674	755	-10.7%
Stainless steel	700	732	-4.4%

Earnings Call Information

Ryerson will host a conference call to discuss its fourth quarter 2016 results Tuesday, March 14, at 10 a.m. Eastern Time. Participants may access the conference call by dialing 877-419-6590 (U.S., Canada) and 719-325-4845 (International) and using conference ID 8006725. The call will also be broadcast live in the Investor Relations section of Ryerson’s internet site, ir.ryerson.com. A replay will be available at the same website for 90 days.

About Ryerson

Ryerson is a leading distributor and value-added processor of industrial metals with operations in the United States, Canada, Mexico, and China. Ryerson serves a variety of industries, including customers making products or equipment for commercial ground transportation, metal fabrication and machine shops, industrial, consumer durable, HVAC, construction, food processing and agriculture, as well as oil & gas. Founded in 1842, Ryerson is headquartered in the United States and has approximately 3,500 employees in around 100 locations. For more information, visit Ryerson at www.ryerson.com.

Certain statements made in this release and other written or oral statements made by or on behalf of the Company constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding our future performance, as well as management’s expectations, beliefs, intentions, plans, estimates, or projections relating to the future. Such statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “estimates,” “will,” “should,” “plans,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. The Company cautions that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors. Among the factors that significantly impact the metals distribution industry and our business are: the cyclicality of our business; the highly competitive, volatile, and fragmented market in which we operate; fluctuating metal prices; our substantial indebtedness and the covenants in instruments governing such indebtedness; the integration of acquired operations; regulatory and other operational risks associated with our operations located inside and outside of the United States; work stoppages; obligations under certain employee retirement benefit plans; the ownership of a majority of our equity securities by a single investor group; currency fluctuations; and consolidation in the metals producer industry. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth above and those set forth under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2016, and in our other filings with the Securities and Exchange Commission. Moreover, we caution against placing undue reliance on these statements, which speak only as of the date they were made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events or circumstances, new information or otherwise.

RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES

Selected Income and Cash Flow Data — Unaudited

(Dollars and Shares in Millions, except Per Share and Per Ton Data)

	Fourth Quarter		Third Quarter 2016	Year Ended December 31,
	2016	2015		2016	2015
NET SALES	$682.2	$668.8	$735.1	$2,859.7	$3,167.2

Cost of materials sold	567.6	567.2	589.7	2,289.1	2,599.5

Gross profit	114.6	101.6	145.4	570.6	567.7

Warehousing, delivery, selling, general and administrative	104.9	107.4	109.1	436.4	450.8
Restructuring and other charges	(1.5)	2.5	2.5	1.0	2.5
Gain on sale of assets	—	(1.9)	—	—	(1.9)
Impairment charges on assets	—	5.8	—	—	7.7

OPERATING PROFIT (LOSS)	11.2	(12.2)	33.8	133.2	108.6

Other income and (expense), net (1)	(4.0)	0.3	(0.2)	(17.2)	(10.4)
Interest and other expense on debt (2)	(22.4)	(21.8)	(23.6)	(89.9)	(96.3)

INCOME (LOSS) BEFORE INCOME TAXES	(15.2)	(33.7)	10.0	26.1	1.9

Provision (benefit) for income taxes	(6.8)	(12.4)	1.6	7.2	3.7

NET INCOME (LOSS)	(8.4)	(21.3)	8.4	18.9	(1.8)

Less: Net income (loss) attributable to noncontrolling interest	0.2	(0.8)	0.2	0.2	(1.3)

NET INCOME (LOSS) ATTRIBUTABLE TO RYERSON HOLDING CORPORATION	$(8.6)	$(20.5)	$8.2	$18.7	$(0.5)

EARNINGS (LOSS) PER SHARE

Basic	$(0.23)	$(0.64)	$0.23	$0.55	$(0.02)

Diluted	$(0.23)	$(0.64)	$0.23	$0.54	$(0.02)

Shares outstanding — basic	37.1	32.1	35.8	34.3	32.1
Shares outstanding — diluted	37.1	32.1	36.0	34.4	32.1

Supplemental Data:

Tons shipped (000)	440	441	480	1,903	1,897
Shipping days	60	61	64	252	252

Average selling price/ton	$1,550	$1,517	$1,531	$1,503	$1,670
Gross profit/ton	260	230	303	300	299
Operating profit (loss)/ton	25	(28)	70	70	57

LIFO expense (income), net per ton	31	24	3	(3)	(31)

LIFO expense (income), net	$13.8	$10.8	$1.4	$(6.6)	$(59.5)

Depreciation and amortization expense	10.7	9.8	10.2	42.5	43.7

Cash flow provided by (used in) operating activities	48.3	66.5	(25.5)	25.4	259.1
Capital expenditures	(3.3)	—	(6.4)	(23.0)	(22.3)

(1)	The fourth quarter 2016 includes an other-than-temporary impairment charge of $1.9 million related to our investment in an available-for-sale security and a loss of $1.5 million on the repurchase of debt. The year ended December 31, 2016 includes a loss of $8.7 million on the repurchase of debt and an other-than-temporary impairment charge of $4.7 million related to our investment in an available-for-sale security. The year ended December 31, 2015 includes an other-than temporary impairment charge of $12.3 million related to our investment in an available-for-sale security.
(2)	The year ended December 31, 2015 includes a $2.9 million write off of debt issuance costs associated with our prior credit facility upon entering into a new revolving credit facility on July 24, 2015.

See Schedule 1 for Condensed Consolidated Balance Sheets

See Schedule 2 for EBITDA and Adjusted EBITDA reconciliation.

See Schedule 3 for EPS reconciliation.

Schedule 1

RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Balance Sheets

(In millions, except shares)

	December 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$80.7	$63.2
Restricted cash	1.0	1.2
Receivable, less provision for allowances, claims and doubtful accounts of $4.6 in 2016 and $5.2 in 2015	326.0	305.7
Inventories	563.4	555.8
Prepaid expenses and other current assets	26.7	32.8

Total current assets	997.8	958.7

Property, plant and equipment, at cost	668.7	654.5
Less: accumulated depreciation	280.5	254.2

Property, plant and equipment, net	388.2	400.3

Deferred income taxes	24.4	31.8
Other intangible assets	40.8	46.2
Goodwill	103.2	103.2
Deferred charges and other assets	4.3	5.0

Total assets	$1,558.7	$1,545.2

Liabilities
Current liabilities:
Accounts payable	$230.4	$206.3
Salaries, wages and commissions	36.8	26.3
Other accrued liabilities	37.7	52.0
Short-term debt	19.2	22.0
Current portion of deferred employee benefits	8.3	9.1

Total current liabilities	332.4	315.7
Long-term debt	944.3	1,001.5
Deferred employee benefits	298.8	327.7
Taxes and other credits	32.5	41.1

Total liabilities	1,608.0	1,686.0

Commitments and contingencies
Redeemable noncontrolling interest	—	0.1

Equity
Ryerson Holding Corporation stockholders’ equity (deficit):
Preferred stock, $0.01 par value; 7,000,000 shares authorized and no shares issued at 2016 and 2015	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 37,345,117 and 32,312,200 shares issued at 2016 and 2015, respectively	0.4	0.3
Capital in excess of par value	375.4	302.6
Accumulated deficit	(112.2)	(130.9)
Treasury stock, at cost — Common stock of 212,500 shares in 2016 and 2015	(6.6)	(6.6)
Accumulated other comprehensive loss	(307.8)	(307.0)

Total Ryerson Holding Corporation Stockholders’ Equity (Deficit)	(50.8)	(141.6)
Noncontrolling interest	1.5	0.7

Total Equity (Deficit)	(49.3)	(140.9)

Total Liabilities and Stockholders’ Equity	$1,558.7	$1,545.2

Schedule 2

RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES

Reconciliations of Net Income (Loss) Attributable to Ryerson Holding Corporation to EBITDA and Gross profit to Gross profit excluding LIFO

(Dollars in millions)

	Fourth Quarter		Third Quarter 2016	Year Ended December 31,
	2016	2015		2016	2015
Net income (loss) attributable to Ryerson Holding Corporation	$(8.6)	$(20.5)	$8.2	$18.7	$(0.5)
Interest and other expense on debt	22.4	21.8	23.6	89.9	96.3
Provision (benefit) for income taxes	(6.8)	(12.4)	1.6	7.2	3.7
Depreciation and amortization expense	10.7	9.8	10.2	42.5	43.7

EBITDA	$17.7	$(1.3)	$43.6	$158.3	$143.2
Gain on sale of assets	—	(1.9)	—	—	(1.9)
Gain on insurance settlement	—	(0.5)	—	—	(0.5)
Gain on litigation settlement	—	(3.9)	—	—	(3.9)
Reorganization	0.5	4.7	3.0	6.6	9.7
Foreign currency transaction (gains) losses	0.7	(0.3)	—	3.9	(1.5)
(Gain) loss on retirement of debt	1.5	—	0.3	8.7	(0.3)
Impairment charges on assets	2.4	5.8	—	5.2	20.0
Purchase consideration and other transaction costs	(0.5)	0.6	0.1	1.5	3.7
Other adjustments	(0.1)	0.2	0.4	0.4	—

Adjusted EBITDA	$22.2	$3.4	$47.4	$184.6	$168.5

Adjusted EBITDA	$22.2	$3.4	$47.4	$184.6	$168.5
LIFO expense (income), net	13.8	10.8	1.4	(6.6)	(59.5)

Adjusted EBITDA, excluding LIFO expense (income), net	$36.0	$14.2	$48.8	$178.0	$109.0

Net sales	$682.2	$668.8	$735.1	$2,859.7	$3,167.2

Adjusted EBITDA, excluding LIFO expense (income), net, as a percentage of net sales	5.3%	2.1%	6.6%	6.2%	3.4%

Gross profit	$114.6	$101.6	$145.4	$570.6	$567.7

Gross margin	16.8%	15.2%	19.8%	20.0%	17.9%

Gross profit	$114.6	$101.6	$145.4	$570.6	$567.7
LIFO expense (income), net	13.8	10.8	1.4	(6.6)	(59.5)

Gross profit, excluding LIFO expense (income), net	$128.4	$112.4	$146.8	$564.0	$508.2

Gross margin, excluding LIFO expense (income), net	18.8%	16.8%	20.0%	19.7%	16.0%

Note:	EBITDA represents net income before interest and other expense on debt, provision for income taxes, depreciation and amortization. Adjusted EBITDA gives further effect to, among other things, impairment charges on assets, reorganization expenses and foreign currency transaction gains and losses. We believe that the presentation of EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income), net, provides useful information to investors regarding our operational performance because they enhance an investor’s overall understanding of our core financial performance and provide a basis of comparison of results between current, past and future periods. We also disclose the metric Adjusted EBITDA, excluding LIFO expense (income), net, to provide a means of comparison amongst our competitors who may not use the same basis of accounting for inventories. EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income), net, are three of the primary metrics management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of our business without the effect of U.S. generally accepted accounting principles, or GAAP, expenses, revenues and gains (losses) that are unrelated to the day to day performance of our business. We also establish compensation programs for our executive management and regional employees that are based upon the achievement of pre-established EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income), net, targets. We also use EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income), net, to benchmark our operating performance to that of our competitors. EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income), net do not represent, and should not be used as a substitute for, net income or cash flows from operations as determined in accordance with generally accepted accounting principles, and neither EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income), net, is necessarily an indication of whether cash flow will be sufficient to fund our cash requirements. This release also presents gross margin, excluding LIFO expense (income), net, which is calculated as gross profit plus LIFO expense (or minus LIFO income), net, divided by net sales. We have excluded LIFO expense (income), net from the gross margin and Adjusted EBITDA as a percentage of net sales metrics in order to provide a means of comparison amongst our competitors who may not use the same basis of accounting for inventories as we do. Our definitions of EBITDA, Adjusted EBITDA, Adjusted EBITDA, excluding LIFO expense (income), net, gross margin, excluding LIFO expense (income), net, and Adjusted EBITDA, excluding LIFO expense (income), net, as a percentage of sales may differ from that of other companies.

Schedule 3

RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES

Reconciliation of Net Income (Loss) and Earnings (Loss) per Share Excluding Restructuring and Other

Charges, Impairment Charges on Assets and (Gain) Loss on Retirement of Debt

(Dollars and Shares in Millions, Except Per Share Data)

	Fourth Quarter		Third Quarter 2016	Year Ended December 31,
	2016	2015		2016	2015
Net income (loss) attributable to Ryerson Holding Corporation	$(8.6)	$(20.5)	$8.2	$18.7	$(0.5)

Restructuring and other charges	(1.5)	2.5	2.5	1.0	2.5
Impairment charges on assets	2.4	5.8	—	5.2	20.0
(Gain) loss on retirement of debt	1.5	—	0.3	8.7	(0.3)
Benefit for income taxes	(0.9)	(0.7)	(1.0)	(5.6)	(5.6)

Net income (loss) attributable to Ryerson Holding Corporation, excluding restructuring and other charges, impairment charges on assets and (gain) loss on retirement of debt	$(7.1)	$(12.9)	$10.0	$28.0	$16.1

Earnings (loss) per share, excluding restructuring and other charges, impairment charges on assets and (gain) loss on retirement of debt

Basic	$(0.19)	$(0.40)	$0.28	$0.82	$0.50

Diluted	$(0.19)	$(0.40)	$0.28	$0.81	$0.50

Shares outstanding — basic	37.1	32.1	35.8	34.3	32.1

Shares outstanding — diluted	37.1	32.1	36.0	34.4	32.1

Note:	Net income (loss) and Earnings (loss) per share excluding restructuring and other charges, impairment charges on assets and (gain) loss on retirement of debt is presented to provide a means of comparison with periods that do not include restructuring and other charges, impairment charges on assets and (gain) loss on retirement of debt.